POWER  OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each of CCB Financial Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler and W. Harold Parker, Jr. or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned officer's and director's capacity or
capacities  as  shown  below,  (a)  Registration  Statements   on
Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, to be issued pursuant to the CCB Financial
Corporation Long-Term Incentive Plan adopted by CCB Financial Corporation for the benefit of the directors and key employees of CCB Financial Corporation and its subsidiary corporations and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments,
to   the   foregoing   (hereinafter  called   the   "Registration
Statements"),   (b)  such  registration  statements,   petitions,
applications,   consents  to  service   of   process   or   other
instruments,  any  and  all  documents  in  support  thereof   or
supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of CCB Financial Corporation and said officers and directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of CCB Financial Corporation and said officers and directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

           IN WITNESS WHEREOF, CCB Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                         CCB FINANCIAL CORPORATION
                         (Registrant)


                         By: /s/ Ernest C. Roessler
                            Ernest C. Roessler


                         Date: July 15, 1994

         Signature                 Title             Date
/s/Ernest C. Roessler           President and    July 15, 1994
Ernest C. Roessler              Director
                                (Principal
                                Executive
                                Officer)

/s/W. Harold Parker, Jr.        Senior Vice      July 15, 1994
W. Harold Parker, Jr.           President and
                                Controller
                                (Principal
                                Financial and
                                Accounting
                                Officer)

W.L. Burns, Jr.                 Chairman of     July 15, 1994
W. L. Burns, Jr.                the Board

                               Director         ________, 1994
J. Harper Beall, III

/s/James B. Brame, Jr.         Director         July 15, 1994
James B. Brame, Jr.

                               Director         ________, 1994
Timothy B. Burnett

/s/Arthur W. Clark             Director         July 15, 1994
Arthur W. Clark

/s/Kinsley van R. Dey          Director         July 15, 1994
Kinsley van R. Dey

/s/ Frances Hill Fox           Director         July 15, 1994
Frances Hill Fox

                               Director         ________, 1994
T. E. Haigler, Jr.

/s/George R. Herbert           Director         July 15, 1994
George R. Herbert

                               Director         ________, 1994
Edward S. Holmes

                               Director         ________, 1994
Owen G. Kenan

                               Director         ________, 1994
Eugene J. McDonald

                               Director         ________, 1994
Hamilton W. McKay, Jr., M.D.

/s/Eric B. Munson              Director         July 15, 1994
Eric B. Munson

                               Director         ________, 1994
John B. Steadman

                               Director         ________, 1994
H. Allen Tate, Jr.

/s/Phail Wynn, Jr.             Director         July 15, 1994
Dr. Phail Wynn, Jr.